Exhibit 99.1

Kingswood Acquisition Corp. To Transfer Listing to OTC Markets Group Inc.

NEW YORK, NY, July 13, 2022 - Kingswood Acquisition Corp. (“KWAC”), a special purpose acquisition company, announced today that it had been informed that the New York Stock Exchange (the “NYSE”) had, effective as of approximately 4:00 p.m. Eastern Time on July 13, 2022, suspending trading with respect to KWAC’s Class A common stock, redeemable warrants to purchase shares of Class A common stock, and units, each consisting of one share of Class A common stock and three-fourths of one redeemable warrant (collectively, “KWAC Securities”), due to KWAC’s non-compliance with Section 802.01B of the NYSE Listed Company Manual, which requires listed acquisition companies to maintain certain average aggregate global market capitalization standards. The NYSE will apply to the Securities and Exchange Commission (“SEC”) to delist the KWAC Securities upon completion of all applicable procedures. KWAC does not intend to appeal the NYSE staff’s determination and, accordingly, KWAC expects that the KWAC Securities will be delisted.

KWAC intends to transfer the listings of the KWAC Securities to the OTC Markets Group Inc. (“OTC Exchange”), where KWAC has applied to list the KWAC Securities. KWAC anticipates that the listings of the KWAC Securities will be transferred to and resume trading on the OTC Exchange on or about July 14, 2022. Following such transfer, KWAC will continue to file the same types of periodic reports and other information it currently files with the SEC.

As previously announced, KWAC, Binah Capital Group, Inc., a wholly-owned subsidiary of KWAC (“Holdings”), Kingswood Merger Sub, Inc., a wholly-owned subsidiary of Holdings, Wentworth Merger Sub, LLC, a wholly-owned subsidiary of Holdings, and Wentworth Management Services LLC, entered into an agreement and plan of merger on July 7, 2022 (“Merger Agreement”) pursuant to which, among other things, Holdings will acquire KWAC and Wentworth for consideration of a combination of shares in Holdings and assumption of indebtedness. Upon closing of the business combination contemplated by the Merger Agreement, Holdings is expected to list certain of the securities being delivered to KWAC’s security holders as consideration for the business combination on NYSE, the Nasdaq Stock Market, NYSE American or other national exchange.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this report, words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Additional Information about the Business Combination and Where to Find It

In connection with the business combination, Binah Capital Group, Inc. (“Holdings”) intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement for the stockholders of KWAC that also constitutes a prospectus of Holdings. KWAC urges investors, stockholders, and other interested persons to read, when available, the preliminary proxy statement/prospectus as well as other documents filed with the SEC because these documents will contain important information about KWAC, Holdings, Wentworth Management Services LLC (“Wentworth”), and the business combination. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to stockholders of KWAC as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain a copy of the proxy statement/prospectus, without charge by directing a request to: Kingswood Acquisition Corp., 17 Battery Place, Room 625, New York, NY 10004. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only, and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Participants in Solicitation

KWAC, Holdings, Wentworth and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the business combination under the rules of the SEC. Information about the directors and executive officers of KWAC is set forth in KWAC’s Prospectus relating to its initial public offering (the “IPO Prospectus”), which was filed with the SEC on November 23, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the business combination will be set forth in the proxy statement/prospectus when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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Media Contacts

Donald Cutler or Elizabeth Shim

Haven Tower Group

424 317 4864 or 424 317 4861

dcutler@haventower.com or eshim@haventower.com